                                                      EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-42741) pertaining to the Employee Stock Purchase Plan, of Grubb & Ellis Company of our report dated August 18, 1997 (except for
Note 1(k), as to which the date is March 21, 1998) with respect to the financial statements of Grubb & Ellis Company and Subsidiaries included in the Annual Report (Form 10-K/A) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.




                                                       ERNST & YOUNG LLP




Chicago, Illinois
March 21, 1998